EXHIBIT 2.3


                              CASH ESCROW AGREEMENT

           THIS ESCROW AGREEMENT, dated as of July 27, 2004, ("Escrow Agreement") by and among Guardian Healthcare Systems UK Limited, , a company organized under the laws of England and Wales ("Buyer"), Guardian Technologies International, Inc., a Delaware corporation ("Parent"), Martin Richards and Susan Richards (each a "Seller" and collectively, the "Sellers"), and The Business Bank of Virginia, (the "Escrow Agent") as escrow agent hereunder.

           WHEREAS,  Buyer,  Parent,  and  Sellers  are  each a party to a Stock
Purchase Agreement (the "Purchase Agreement"), dated July 27, 2004 by and between, Buyer, Sellers, Parent and Wise Systems Ltd. ("Target") with respect to the purchase by Buyer from Sellers of all of the issued and outstanding shares of capital stock of Wise Systems Ltd. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

           WHEREAS, Buyer and Sellers have agreed to place in escrow One Million Dollars ($1,000,000US) (together with all amounts earned from the investing thereof while held by the Escrow Agent, the "Escrowed Amount") to be held in escrow upon the terms and conditions set forth in this Cash Escrow Agreement; and

           WHEREAS, the Escrow Agent has agreed to hold the Escrowed Amount in escrow pursuant to the terms hereof.

           NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           1. Appointment of the Escrow Agent. Buyer and Sellers hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and designation, subject to the terms and conditions contained herein.

           2. Delivery of Escrowed Amount. Simultaneously with the execution of this Escrow Agreement, the parties have delivered or caused to be delivered to the Escrow Agent, the Escrowed Amount to be held by the Escrow Agent pursuant to the terms and conditions of this Escrow Agreement. The Escrow Agent hereby acknowledges receipt of the Escrowed Amount and agrees to hold and distribute the Escrowed Amount as provided herein. The Escrowed Funds shall be deposited to and held in a regular interest bearing account with the interest to be paid one -half to Buyer and one-half to Sellers at the such time as the Escrowed Amount is distributed hereunder.

           3. Escrow of Escrowed Amount. The Escrow Agent hereby agrees to hold the Escrowed Amount in escrow pursuant to the following terms and conditions:

           (a) Term of Escrow.    The Escrowed Amount will be held by the Escrow
Agent until all of the Escrowed Amount is paid out pursuant to the terms hereof (the "Term").

           (b) Purpose of Escrow. The Escrow Agent shall retain the Escrowed Amount during the Term, to secure the performance by Buyer of its obligation to pay Sellers One Million Dollars ($1,000,000US) ninety days after closing under the Purchase Agreement, which obligation is evidenced by Buyer's promissory note (the "Note") of even date herewith in the principal amount of One Million Dollars ($1,000,000US).

           4. Distributions of Escrowed Amount / Indemnification.

           In addition to the purpose set forth in Section 3(b) above the Escrow Agent shall retain the Escrowed Amount during the Term, to secure the performance by Sellers of their obligations to indemnify Buyer under Article 6 of the Purchase Agreement, in accordance with the following provisions:

                     (a) Buyer may from time to time make demand of the Escrow Agent for claims of indemnification or other obligations under the Purchase Agreement by serving upon the Escrow Agent and Sellers a written notice demanding payment of an indemnification or other claim arising under Article 6 of the Purchase Agreement (including, without limitation, claims for indemnification against third party claims asserted against Buyer). Such notice shall be in the formed required by Article 6 of the Purchase Agreement. Until such time as a final determination is made with respect to any notice delivered by Buyer to the Escrow Agent pursuant to Article 6 of the Purchase Agreement, the Escrowed Amount sufficient to satisfy the claim set forth in the notice will not be released by the Escrow Agent.

                     (b) Upon a final determination under Article 6 of the Purchase Agreement that the Sellers, as the Indemnifying Party, have an indemnification obligation to Buyer with respect to any Losses (as defined in the Purchase Agreement) incurred by Buyer, then, at the election of the Buyer, the Escrow Agent shall pay to Buyer the amount of the claim by releasing to Buyer such cash from the Escrowed Amount as may be equal to the amount of the Loss. For purpose of this paragraph, "final determination" means (i) a written notice signed by Buyer and Sellers and delivered to the Escrow Agent stating the indemnification obligation, or (ii) the Escrow Agent receives a certified copy of a final decree, order or decision of a court of competent jurisdiction constituting the final determination of any dispute between Buyer and Sellers with respect to the indemnification obligation.

                     (c) If Escrow Agent does not receive notice of a dispute, then on October 27, 2004 Escrow Agent shall pay to Sellers by wire transfer One Million Dollars ($1,000,000US) plus one-half of the interest earned on the Escrowed amount pursuant to Section 2 hereof.

                     (d) Notwithstanding any provision of this Escrow Agreement to the contrary, if at any time the Escrow Agent shall receive written instructions signed by Buyer and Sellers with respect to delivery of all or part of the Escrowed Amount, the Escrow Agent shall deliver such Escrowed Amount in accordance with such written instructions.

           5. Termination of Agreement. When all of the Escrowed Amount has been distributed pursuant to the provisions of this Escrow Agreement, this Escrow

Agreement, except for the provisions of Sections 6(b) and 6(e) hereof, shall terminate, and be of no further force or effect.

           6. Escrow Agent.

           (a) Duties and Responsibilities. (i) The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof. In the event that the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from either of the parties hereto with respect to the Escrowed Amount which in the Escrow Agent's belief are in conflict with any of the provisions of this Escrow Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed to do so in writing by both parties hereto or by order of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence. The Escrow Agent may act upon the advice of its counsel in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons.

                     (ii) The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or restatement of this Escrow Agreement , unless in writing and signed by Buyer and Sellers, and, if the duties of the Escrow Agent are affected thereby, unless Escrow Agent shall have given its prior written consent thereto.

           (b) Liability. The Escrow Agent shall not be liable to anyone for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent's willful default or gross negligence. Accordingly, and without limiting the foregoing, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein. Should any issue arise with respect to the delivery or ownership of the Escrowed Amount, the Escrow Agent shall have no liability to any party hereto for retaining dominion and control over the Escrowed Amount until such issue is resolved by (i) mutual agreement of the parties; or (ii) final order, decree or judgment by a court of competent jurisdiction . In no event shall the Escrow Agent be under any duty whatsoever to institute or defend such proceeding. The

Escrowed Amount will be FDIC Insured only up to $100,000.00 in accordance with Federal Deposit Insurance Corporation rules.

           (c) Disputes. In the event of a dispute between any of the parties hereto sufficient in the discretion of the Escrow Agent to justify its initiation of legal proceedings, or in the event that the Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Amount, the Escrow Agent may, at its option, either (i) tender the Escrowed Amount into the registry or custody of the court of competent jurisdiction before which such lawsuit is pending, and thereupon be discharged from all further duties and liabilities under this Escrow Agreement with respect to the Escrowed Amount to the extent so tendered or (ii) deliver the Escrowed Amount in accordance with the court's interlocutory orders or ultimate disposition of such lawsuit. Any legal action initiated by the Escrow Agent may be brought in any court as the Escrow Agent shall determine to have jurisdiction with respect to such matter. Buyer, Parent and Sellers hereby jointly and severally indemnify and hold the Escrow Agent harmless from and against any damage, losses or expense suffered or incurred by the Escrow Agent in connection with the exercise by Escrow Agent of the options authorized in this paragraph, including but not limited to, reasonable attorneys' fees and costs and court costs at all trial and appellate levels.

           (d) Legal Action. The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall receive confirmation and at its option, security, with respect to indemnification in accordance with Paragraph 6(e) of this Escrow Agreement.

           (e) Indemnification. Without determining or limiting any rights as between Buyer, Parent and Sellers, which rights shall exist outside this Escrow Agreement and not be prejudiced hereby, Buyer, Parent and Sellers jointly and severally hereby agree to indemnify and hold harmless the Escrow Agent from and against any and all cost, loss, damage, disbursement, liability, and expense, including reasonable attorneys' fees and costs, which may be imposed upon or incurred by the Escrow Agent hereunder, or in connection with the performance of its duties hereunder, including any litigation arising out of this Escrow Agreement, or involving the subject matter hereof, except only costs, losses, claims, damages, disbursements, liabilities and expenses arising out of the Escrow Agent's acts or omissions for which the Escrow Agent is adjudged willfully malfeasant or grossly negligent by a final decree, order or judgment of a court of competent jurisdiction from which no appeal is taken within the applicable appeals period.

           (f) Resignation. The Escrow Agent, or the Escrow Agent's successor hereinafter appointed, may at any time resign by giving notice in writing to Buyer and Sellers, and shall be discharged of all further duties hereunder upon the appointment of a successor escrow agent which shall be appointed by mutual agreement of Buyer and Sellers; provided, however, that such resigning Escrow Agent shall remain entitled to indemnification hereunder pursuant to Paragraph 6(e) hereof. If Buyer and Sellers are unable to agree on a successor escrow agent, either of such parties may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent's sole obligation hereunder shall be to hold the Escrowed Amount delivered to it in accordance with this Agreement. Any such successor escrow agent shall deliver to Buyer and Sellers a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the benefit of the provisions set forth herein.

            (g) Law Firm Escrow Agent. Buyer, Parent and Sellers each acknowledge and agree that nothing contained herein shall be deemed to prevent any law firm serving as the Escrow Agent, or as a successor escrow agent, from acting as counsel for Buyer, Parent or Sellers, or any of their respective stockholders, or any of their respective affiliates, or any other party in any matter, including resolution of disputes and claims subject to, arising under or related to the Purchase Agreement or this Stock Escrow Agreement, or acting as an escrow agent on behalf of others.

           7. Escrow Agent Fees and Expenses. Parent and Sellers shall pay a one-time, lump sum fee of One Thousand dollars ($1,000.00) plus a wire transfer fee of Fifteen dollars ($15.00) to the Escrow Agent as compensation for its services hereunder as Escrow Agent. The above-referenced fee shall be shared equally by Parent and Sellers and will be paid to Escrow Agent at the time of the deposit of the Escrowed Amount.

           The Escrow Agent shall also be entitled to reimbursement for its out of pocket costs and expenses and payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein. The costs and expenses of the Escrow Agent, including reasonable attorneys' fees and costs, shall be borne jointly and severally by Buyer, Parent, and Sellers and any amounts owed by Buyer, Parent or Sellers to the Escrow Agent, whether joint or several, must be paid to the Escrow Agent before the Escrow Agent is obligated to release the Escrowed Amount.

8. Miscellaneous.

                     (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

                     If to Buyer:

                     Guardian Healthcare Systems UK Limited
                     21351 Ridgetop Circle
                     Suite 300
                     Dulles, Virginia 20166
                     Attn: Michael Trudnak, CEO

                     If to Parent:

                     Guardian Technologies International, Inc.
                     21351 Ridgetop Circle
                     Suite 300
                     Dulles, Virginia 20166
                     Attn: Michael Trudnak, CEO

                     In either case with a copy to:

                     Stephen W. McVearry, Esq.
                     Mintz, Levin, Cohn, Ferris,
                       Glovsky and Popeo, P.C.
                     12010 Sunset Hills Road
                     Suite 900
                     Reston, VA 20190

                     If to Sellers:

                     Martin Richards
                     Susan Richards
                     Linton Burnfoot Farm
                     Morebattle
                     Kelso
                     Roxburghshire
                     Scotland
                     TD5 8AG

                     With a copy to:

                     David A. Perlick
                     Sparkman Shaffer Perlick LLP
                     2338 Broadway
                     Boulder, CO 80304

                     If to Target:

                     Wise Systems Limited
                     6 High Street
                     Wiltshire SN13 0HB
                     United Kingdom
                     Attn: Director

                     If to the

                     Escrow Agent:

                     The Business Bank of Virginia
                     Tyson's Corner
                     8399 Leesburg Pike
                     Vienna, VA   22182
                     Attn: Harold C. Rauner, President

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

           (b) Entire Agreement. This Escrow Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between and among the parties relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Escrow Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Escrow Agreement.

           (c) Amendments, Waivers and Consents. Except as otherwise expressly provided herein, the terms and provisions of this Escrow Agreement may be modified or amended only by written agreement executed by all parties hereto. The terms and provisions of this Escrow Agreement may be waived, or consent for the departure therefrom granted, only by a written document signed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Escrow Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

           (e)  Assignment.   The  rights  and  obligations  under  this  Escrow
Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

           (f) Benefit, Binding Effect; Third Party Beneficiaries. All statements, representations, warranties, covenants and agreements in this Escrow Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

           (g) Governing Law. This Escrow Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

           (h) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Escrow Agreement shall be unenforceable or invalid in any respect, then such provision shall be deemed limited to the extent that such court deems it valid or enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, partially or wholly unenforceable, the remaining provisions of this Escrow Agreement shall nevertheless remain in full force and effect.

           (i) Expenses. Except for the fees and expenses of the Escrow Agent which shall be paid as provided in Section 7, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Escrow Agreement and the transactions contemplated hereby, whether or not the transactions contemplated in this Escrow Agreement or in the Purchase Agreement are consummated.

           (i) Headings and Captions. The headings and captions contained in this Escrow Agreement are for convenience only and shall not affect the meaning or interpretation of this Escrow Agreement or of any of its terms or provisions.

           (j) Interpretation. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Escrow Agreement, have each been represented by counsel in such negotiation and drafting, and that in the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

           (j) Counterparts. This Escrow Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






[The reminder of this page is intentionally blank. Signature Pages appear on the next page.]

           IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement under seal as of the day and year first above written.


BUYER

Guardian Healthcare Systems UK Limited



By: /s/ Michael Trudnak
    --------------------------------
    Michael W. Trudnak, Director

PARENT

Guardian Technologies International, Inc.



By: /s/ Michael Trudnak
    --------------------------------
    Michael W. Trudnak
    Chief Executive Officer

SELLERS


/s/ Martin Richards
------------------------
Martin Richards


/s/ Susan Richards
------------------------
Susan Richards


ESCROW AGENT

The Business Bank of Virginia



By: /s/ Harold C. Rauner
    --------------------------------
Name: Harold C. Rauner, President
      ------------------------------
      (Print Name and Title)